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                                                                   EXHIBIT 10.56

             AMENDMENT TO THE GLEICHER, PRATT & ASSOCIATES I, INC.
                    ORGANIZATION AND SHAREHOLDERS AGREEMENT

     THIS AMENDMENT is made this 31st day March, 1996 between GynCor, Inc., a Delaware corporation ("Corporation") successor in interest to an Illinois corporation formerly known as Gleicher, Pratt & Associates I, Inc., and Norbert Gleicher, M.D. ("Gleicher"), Donna Pratt, M.D., Charles Miller, M.D., Vishvanath Karande, M.D., John S. Rinehart, M.D., Marybeth Gerrity, Ph.D. and Donna Havemann (herein referred to collectively as the "Shareholders").

                             W I T N E S S E T H :

     WHEREAS, the Shareholders have previously entered into or adopted the Gleicher, Pratt & Associates I, Inc. Organization and Shareholders Agreement dated March 1, 1995 ("Agreement") which contains various restrictions on the transfer or assignment of shares of the Corporation; and

     WHEREAS, the Corporation intends to make an initial public offering of its stock pursuant to the Securities Act of 1933, as amended ("Public Offering"); and

     WHEREAS, prior to the Public Offering the Corporation wishes to admit additional shareholders ("New Shareholders") whose shares will be subject to limited restrictions pursuant to an agreement among the New Shareholders, Gleicher and the Corporation ("GynCor Shareholders Agreement"); and

     WHEREAS, the Shareholders wish to allow the issuance of shares to the New Shareholders to increase the business of the Corporation and facilitate the Public Offering and to terminate the restrictions on their own shares upon the Public Offering; and

     THEREFORE, the Shareholders and the Corporation agree as follows:

     1. GYNCOR SHAREHOLDERS AGREEMENT. Notwithstanding any provision of the Agreement, the Corporation and Shareholders consent to the execution of the GynCor Shareholders Agreement by the Corporation, Gleicher and the New Shareholders, and the issuance of shares to the New Shareholders.

     2. TERMINATION OF AGREEMENT. Following a Public Offering, the shares subject to the Agreement may be transferred by the Shareholders free of its restrictions after (i) the public registration of the shares under the Securities Act of 1933, as amended, and any applicable state "Blue Sky" laws (collectively the "Securities Laws"), or (ii) whenever counsel for the Corporation is of the opinion that the shares may be transferred without registration under the Securities Laws.

     3. EFFECTIVENESS. This Amendment shall be effective upon execution of it by the Corporation and Shareholders owning two-thirds (2/3) of the shares subject to the Agreement.

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     IN WITNESS WHEREOF, the Corporation and the Shareholders have executed this Agreement.

SHAREHOLDERS:


/s/ NORBERT GLEICHER, M.D.
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Norbert Gleicher, M.D.

/s/ DONNA PRATT, M.D.
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Donna Pratt, M.D.

/s/ CHARLES MILLER, M.D.
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Charles Miller, M.D.

/s/ VISHVANATH KARANDE, M.D.
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Vishvanath Karande, M.D.


/s/ JOHN S. RINEHART, M.D.      Dated:  March 31, 1996.
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John S. Rinehart, M.D.
                                CORPORATION:
/s/ MARYBETH GERRITY, PH.D.     GYNCOR, INC., a Delaware corporation
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Marybeth Gerrity, Ph.D.

/s/ DONNA HAVEMANN              By:/s/ NORBERT GLEICHER, M.D.
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Donna Havemann                         Norbert G. Gleicher, M.D.

                                Its:President
                                    -----------------------------
                                        President



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